UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 13, 2020

OFFICE DEPOT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	59-2663954
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of Principal Executive Offices)	(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Stock Market (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 13, 2020, Office Depot, Inc. (“Office Depot” or the “Company”) announced a restructuring plan to realign its operational focus to support its “business-to-business” solutions and IT services business units and improve costs. Implementation of the restructuring plan is expected to be substantially completed by the end of 2023.

The Company currently estimates it will incur incremental restructuring charges of up to approximately $543 million, $194 million of which will result in cash expenditures by the end of 2023. Such cash expenditures include $30 million for supply chain capital investments and $21 million for IT capital investments. The remaining $492 million of estimated charges expected in the restructuring plan is comprised of one-time costs associated with potential retail store and distribution facility closures and related headcount reductions of which the Company expects up to approximately $143 million to be cash and $349 million to be non-cash. The Company expects to fund the cash charges with cash from operations and cash on hand. The restructuring plan includes closing and/or consolidating distribution facilities and retail stores and the reduction of approximately 13,100 employee positions by the end of 2023. The Company is still evaluating the number of potential retail store and distribution facility closures, as well as the timing of any such closures. Total estimated non-cash charges consist of up to $106 million for impairment of certain of the Company’s fixed assets with respect to anticipated store and distribution facility closures and up to $243 million in non-cash charges related to store and facilities closures costs by the end of 2023. Estimated cash charges are expected to consist of approximately $55 million for severance and other related employee costs and $88 million for other restructuring related costs. The Company expects the restructuring to result in up to approximately $860 million in net savings by the end of 2023.

Item 2.06	Material Impairments.

The information set forth in Item 2.05 above is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the objectives, nature, execution, and timing of the Company’s restructuring plan and estimates and projections of expected benefits, savings, costs, charges and cash expenditures relating to the restructuring plan and the number and timing of expected store and distribution facility closures. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For example, risks and uncertainties that could affect the forward-looking statements set forth in this Current Report on Form 8-K include: the Company’s ability to implement the restructuring plan as currently contemplated, the risk that certain benefits, savings and objectives of the restructuring plan may not be realized, changes in the Company’s business requirements and changes in market and economic conditions including due to the unknown severity and duration of the COVID-19 outbreak; and factors generally affecting the business, operations, and financial condition of the Company, including the information contained in the Company’s Annual Report on Form 10-K for the year ended December 28, 2019, Quarterly Reports on Form 10-Q, and other reports and filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.

Date: May 14, 2020	/s/ N. David Bleisch
	Name:	N. David Bleisch
	Title:	EVP, Chief Legal & Administrative Officer